Exhibit 99.2

SIGMA HOLDINGS, LLC

Indianapolis, Indiana

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

TABLE OF CONTENTS

 PAGE

FINANCIAL STATEMENTS

SIGMA HOLDINGS, LLC d.b.a. Fifth Gear

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$314,810	644,921
Accounts receivable	5,461,272	5,773,227
Accounts receivable, related party	33,078,335	31,988,239
Inventories	1,628,696	1,848,246
Prepaids expenses and other current assets	1,142,057	743,861
Total current assets	41,625,170	40,998,494

PROPERTY & EQUIPMENT, net	7,717,485	7,211,417

OTHER ASSETS
Goodwill	4,845,793	4,845,793
Intangibles, net	1,360,542	1,700,013
Other assets	83,363	83,243
Total other assets	6,289,698	6,629,049
TOTAL ASSETS	$55,632,353	54,838,960

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Outstanding checks in excess of bank balance	$371,781	262,459
Accounts payable, trade	2,024,807	1,759,271
Accounts payable, related party	24,484,283	24,238,094
Line of credit - bank	1,045,316	255,338
Line of credit - equipment	190,580	903,085
Line of credit - inventory	1,450,823	1,981,685
Accrued expenses	1,141,517	1,956,943
Current maturities of long-term debt	1,288,929	1,003,674
Deferred revenue	137,263	377,193
Total current liabilities	32,135,299	32,737,742

LONG-TERM LIABILITIES
Long-term debt, less current maturities	2,582,021	2,597,868
Customer deposits	-	58,000
Interest rate swap	92,651	92,651
Other long-term liabilities	91,596	95,280
Total long-term liabilities	2,766,268	2,843,799
Total liabilities	34,901,567	35,581,541

STOCKHOLDERS' EQUITY
Common stock, no par value Authorized, issued, and outstanding shares - 2,700,000	-	-
Preferred stock, no par value Authorized, issued, and outstanding shares -125,000	1,125,000	1,125,000
Retained earnings	19,605,786	18,132,419
Total stockholders' equity	20,730,786	19,257,419
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$55,632,353	54,838,960

SIGMA HOLDINGS, LLC d.b.a. Fifth Gear

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013

EARNED REVENUE	$13,306,105	$13,056,748	$40,603,360	$37,159,924

EXPENSES
Cost of earned revenue	6,850,951	6,790,357	20,877,395	18,610,261
Selling, general and administrative	5,787,075	5,998,136	18,021,714	17,726,746
Total operating expenses	12,638,026	12,788,493	38,899,110	36,337,007

OPERATING INCOME	668,079	268,255	1,704,250	822,917

OTHER INCOME (EXPENSE)
Interest income	1,721	1,431	5,304	3,893
Interest expense	(56,778)	(56,740)	(165,548)	(159,987)
Other income	66,068	450	69,114	450
Total other income (expense)	11,011	(54,859)	(91,130)	(155,644)

NET INCOME	$679,089	$213,396	$1,613,120	$667,273

SIGMA HOLDINGS, LLC d.b.a. Fifth Gear

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Nine Months Ended September 30, 2014

(Unaudited)

	Controlling Interest
						Total
	Common Stock		Preferred Stock		Retained	Stockholders'
	Shares	Amount	Shares	Amount	Earnings	Equity

BALANCE, DECEMBER 31, 2013	2,700,000	$-	125,000	$1,125,000	$18,132,419	$19,257,419

Net income	-	-	-	-	1,613,120	1,613,120
Distributions	-	-	-	-	(139,753)	(139,753)

BALANCE, SEPTEMBER 30, 2014	2,700,000	$-	125,000	$1,125,000	$19,605,786	$20,730,786

SIGMA HOLDINGS, LLC d.b.a. Fifth Gear

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$1,613,120	$667,273

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	806,555	750,816
Amortization	339,472	347,730
(Gain) / Loss on sale of equipment	4,520	(450)
Effects of changes in operating assets and liabilities:
Accounts receivable	(778,141)	(2,150,400)
Inventories	219,550	969,317
Prepaid expenses and other assets	(398,316)	66,020
Accounts payable	511,723	264,511
Accrued expenses	(819,109)	(1,147,359)
Deferred revenue	(239,929)	(134,580)
Customer deposits	(58,000)	-
Net cash provided by operating activities	1,201,445	(367,122)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of property and equipment	-	1,200
Purchases of property and equipment	(1,317,143)	(1,380,912)
Net cash used in investing activities	(1,317,143)	(1,379,712)

CASH FLOWS FROM FINANCING ACTIVITIES

Increase/(Decrease) in outstanding checks in excess of bank balance	109,322	(175,727)
Net borrowing on line of credit	(453,390)	1,164,124
Proceeds from long-term debt	1,141,019	853,297
Payments on long-term debt	(871,612)	(681,648)
Distributions paid	(139,753)	(154,893)
Net cash used in financing activities	(214,413)	1,005,153

INCREASE IN CASH AND CASH EQUIVALENTS	(330,111)	(741,681)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	644,921	1,077,346

CASH AND CASH EQUIVALENTS, END OF PERIOD	$314,810	$335,665

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Sigma Holdings, LLC (the Company) was formed on September 19, 2008 and is comprised on two wholly owned subsidiaries named Sigma Micro, LLC and Lexton Group, LLC. These businesses are managed collectively while sharing certain facilities and corporate service functions.

Sigma Micro, LLC develops and markets a comprehensive set of integrated commerce management solutions for leading specialty retailers in North America, Europe and Japan.

Lexton Group, LLC offers outsourced fulfillment and customer service solutions. Lexton Group, LLC provides a full suite of fulfillment, freight, warehousing and contact center services to clients in a broad range of industries, primarily specializing in direct-to-consumer (DTC) retail operations and promotional programs in the United States. It has warehousing facilities in Louisiana, Missouri, and Hazle Township, Pennsylvania, as well as contact center facilities in Louisiana and Moberly, Missouri.

INTERIM FINANCIAL INFORMATION

The accompanying condensed consolidated financial statements as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 have not been audited. These unaudited condensed consolidated financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary to present fairly the Company’s financial position as of September 30, 2014 and its results of operations and cash flows for the periods presented herein. The unaudited condensed consolidated balance sheet does not include all disclosures, including notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The results of operations for the periods presented are not necessarily indicative of the operating results to be expected for other interim periods or for the full fiscal year.

The unaudited condensed consolidated financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Exhibit 99.1.

The preparation of these unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Sigma Holdings, LLC and its wholly owned subsidiaries Sigma Micro, LLC and Lexton Group, LLC. All significant intercompany accounts and transactions have been eliminated in the consolidation.

CASH AND CASH EQUIVALENTS

The Company considers cash deposits in federally insured accounts and all liquid investments with a maturity of three months or less when purchased to be cash equivalents. At September 30, 2014, balances in the Company’s non-interest bearing and interest bearing transaction deposit accounts were not fully insured by the FDIC, and balances in other deposit accounts are insured by the FDIC up to $250,000 per depositor bank. The Company maintains their cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. In the opinion of the Company’s management, it is believed the deposits in excess of insured amounts are not at risk at September 30, 2014.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Assets are depreciated by the straight-line method over their estimated useful lives ranging from three to ten years. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Expenditures for renewals and betterments are capitalized. Maintenance and repairs are charged to expense as incurred. Upon disposal, the assets and accumulated depreciation amounts are eliminated, and any resulting gain or loss is reflected in current earnings.

REVENUE RECOGNITION

The Company derives revenue from fulfillment services, freight services, contact center services, business services, merchandise sales, software licenses, computer hardware and post contract customer support (PCS) and services.

The Company recognizes revenue from the sale of merchandise at the time the customer takes possession of the merchandise. The Company honors merchandise returns from customers within 14 days from the date of sale and provides allowances for returns based on historical experience. The Company does not record an allowance for sales returns due to immateriality of return activity. The Company recognizes fulfillment service revenue when the service is completed. Fulfillment and freight revenues are recognized once the order has been fulfilled and the package has been transferred to the control of an independent freight carrier as evidenced by the receipt of a bill of lading. Call center service revenues are recognized in accordance with pricing addendums to the client contract based on the number of calls, emails, minutes or other business parameters. Other business service revenues are recognized as services are rendered.

Revenue from software license agreements is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectability is probable. For fees that are not fixed or determinable, revenue is recognized as payments become due from the customer. If collectability is not considered probable, revenue is recognized when the fee is collected. The Company recognizes revenue from the sale of hardware upon installation. Revenue allocable to PCS is deferred and recognized ratably over the related contract period, generally one year.

PCS includes technical support and future unspecified enhancements to the Company’s products on a when-and-if available basis. Services range from installation, training and basic consulting to software modification and customization to meet specific customer needs. In software arrangements that include rights to multiple software products, PCS and/or other services, the Company allocates the total arrangement fee amount to each deliverable based on the relative fair market value of each of the deliverables determined based on vendor-specific objective evidence.

The Company records deferred revenue for software arrangements when cash has been received from the customer and the arrangement does not qualify for revenue recognition under the Company’s revenue recognition policy.

SHIPPING AND HANDLING COSTS

Shipping and handling costs are included in cost of earned revenue.

GOODWILL

Goodwill is tested annually for impairment. If the discounted present value of future cash flows is lower than its carrying amount, an impairment is indicated and goodwill is written down to its estimated fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements. All goodwill arose from the acquisition of and is allocated to Lexton Group, LLC.

INTANGIBLE ASSETS

The Company has other intangible assets including customer relationships, intellectual property and non-compete agreements. Amortization for the customer relationships, intellectual property and non-compete agreements are computed using the straight-line method with lives ranging from five to ten years.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

INCOME TAXES

The Companies have elected to be classified as either an S Corporation or a Limited Liability Company under the Internal Revenue Code. Such entities are not subject to income tax and, accordingly, no provisions for federal or state taxes on income are required. Under the election, the stockholders must include the taxable income or loss in their personal income tax returns, whether or not distributed. The federal and state income tax returns of the Company are subject to examination by the Internal Revenue Service (IRS) and state taxing authorities generally for three years after they were filed.

ACCOUNTS RECEIVABLE

The Company sells to customers using credit terms customary in its industry. Interest is not normally charged on receivables. Management establishes a reserve for losses on its accounts based on historic loss experience, the current aging of receivables, a specific review for potential bad debts and current economic conditions. Losses are charged off to the reserve when management deems further collection efforts will not produce additional recoveries.

INVENTORY

Inventory is valued at the lower of the cost of the inventory or fair market value. For certain inventory items, of which the Company maintains ownership until the product is purchased and distributed to the end consumer, the Company utilizes FOB shipping point to determine ownership of the inventory. This inventory is also subject to an agreement with one customer to be repurchased should the customer relationship be terminated.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at lower of carrying amount or fair value less costs to sell.

RESEARCH AND DEVELOPMENT

Research and development expenditures are generally charged to operations as incurred. Generally accepted accounting principles (“GAAP”) requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development costs, technological feasibility is established upon completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release, have been insignificant.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (the “Update 2014-09”) to clarify the principles used to recognize revenue for all entities. The new guidance is effective for annual and interim periods beginning after December 15, 2016 with no early adoption permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the effect, if any, the adoption of this guidance will have on its financial position, results of operations or cash flows.

NOTE 2 – SUPPLEMENTAL CASH FLOW INFORMATION

For the three months ended September 30, 2014 and 2013, the cash paid for interest was $56,584 and $56,871, respectively. For the nine months ended September 30, 2014 and 2013, the net cash paid for interest was $166,971 and $160,060, respectively.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

NOTE 3 – INTANGIBLE ASSETS

The carrying basis and accumulated amortization of recognized other amortized intangible assets as of September 30, 2014 and December 31, 2013, respectfully, were:

		September 30, 2014 (Unaudited)		December 31, 2013
	Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Customer relationships	10	$4,636,400	$3,284,117	$4,636,400	$2,936,387

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment, net of accumulated depreciation, consists of the following major classes as of September 30, 2014 and December 31, 2013, respectfully:

	September 30, 2014 (Unaudited)	December 31, 2013
Building and leasehold improvements	$5,557,717	$4,640,840
Data processing equipment and software	3,887,080	3,823,252
Warehouse and office equipment	3,298,990	3,103,157
Capital in progress	121,943	213,497
Automobiles	51,869	51,869
	12,917,599	11,832,615
Accumulated depreciation	(5,200,114)	(4,621,198)
	$7,717,485	$7,211,417

NOTE 5 – DEBT

At September 30, 2014, Sigma Holdings, LLC, Sigma Micro, LLC and Lexton Group, LLC (“Borrower”) have a $4,000,000 revolving line of credit for which Sigma Holdings, Inc. is the guarantor. Sigma Holdings, Inc. is a holding company that owns approximately 85% of Sigma Holdings, LLC as of September 30, 2014. The line of credit is secured by substantially all of the Company’s (including its consolidated subsidiaries’) business assets. The revolver matures on August 1, 2015. Interest is payable at the monthly published LIBOR plus 2.00% (2.15% at September 30, 2014). At September 30, 2014, there was $1,045,316 borrowed against this line.

At September 30, 2014, the Company has a $2,700,000 equipment credit facility that is secured by substantially all of the Company’s (including consolidated subsidiaries) business assets. The revolver matures on August 1, 2015. Interest is payable at the monthly published LIBOR plus 2.00% (2.15% at September 30, 2014). At September 30, 2014, there was $190,580 borrowed against this line.

At September 30, 2014, the Company has a $3,500,000 revolving line of credit that was extended to the Company by a customer to facilitate the purchase of approved inventory items from approved suppliers, for sale and distribution in accordance with a distribution agreement. The revolving line of credit is secured by the inventory acquired. The revolver matures in February 2016. Interest is payable at the monthly published LIBOR plus 1.50% (1.65% at September 30, 2014). At September 30, 2014, there was $1,450,822 borrowed against this line.

The credit agreement with the bank contains various financial and non-financial restrictive covenants, including a fixed charge coverage ratio and a bank debt to EBITDA ratio. As of September 30, 2014, the Company was not aware of any violations of the bank covenants.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

Term loan debt was follows as of September 30, 2014 and December 31, 2013, respectively:

	September 30, 2014 (Unaudited)	December 31, 2013
Mortgage note, bank – monthly payments of $7,467 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by real estate; due May 2016; hedged by interest rate swap agreement with fixed interest rate of 5.96%.	$1,493,333	$1,560,533

Note payable, bank – monthly payments of $17,490 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by equipment; due May 2015; hedged by interest rate swap agreement with fixed interest rate of 3.42%.	139,921	297,331

Note payable, bank – requiring monthly payments of $10,251 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by substantially all of the Company’s (including consolidated subsidiaries) business assets; due May 2015; hedged by interest rate swap agreement with fixed interest rate of 3.42%.	82,010	174,272

Note payable, bank – requiring monthly payments of $30,654 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by substantially all of the Company’s (including consolidated subsidiaries) business assets; due April 2016; hedged by interest rate swap agreement with fixed interest rate of 2.95%.	582,435	858,325

Note payable, bank – requiring monthly payments of $17,777 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by substantially all the Company’s (including consolidated subsidiaries) business assets; due April 2017; hedged by interest rate swap agreement with fixed interest rate of 2.87%.	551,088	711,081

Note payable, bank – requiring monthly payments of $23,771 plus variable rate interest at LIBOR plus 200 basis points (2.15%); secured by substantially all the Company’s (including consolidated subsidiaries) business assets; due April 2018; hedged by interest rate swap agreement with fixed interest rate of 3.15%.	1,022,163	-

Less: current maturities	(1,288,929)	(1,003,674)

	$2,582,021	$2,597,868

NOTE 6 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is involved in a few litigation matters that are incidental to the operation of the Company’s business. The proceedings include fully insured worker compensation disputes and a claim for an alleged third party payable.

The Company does not believe that the resolution of any pending matters will have a material adverse effect on the Company’s consolidated results of operations, financial position or liquidity. No amounts were accrued with respect to the proceedings as of September 30, 2014.

NOTE 7 – SUBSEQUENT EVENTS

On November 21, 2014 (the “Close Date”), the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Speed Commerce, Inc. and one of its subsidiaries (collectively, the “Purchasers”). Under the Purchase Agreement, the Purchasers purchased substantially all of the assets of the Company and its subsidiaries on the Close Date.

SIGMA HOLDINGS, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2014

The total consideration under the Purchase Agreement (the “Purchase Price”) was nine times Adjusted EBITDA for the Company’s 2014 fiscal year as defined therein. The Purchase Price was comprised of $55 million in cash paid on the Close Date and an Earn Out potential of up to 7,000,000 shares of Purchaser’s Common Stock that will be determined within ten days of the filing of the Purchaser’s quarterly report on Form 10-Q for the third quarter of its 2015 fiscal year. Potential adjustments include a working capital adjustment. The Purchase Agreement contains customary representations and warranties and indemnification obligations.

This information is an integral part of the accompanying condensed consolidated financial statements.